Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Janet L. Ziomek

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Reports Second Quarter 2003 Financial Results

ORLANDO, Fla. – July 22, 2003– Rotech Healthcare Inc. (OTC: ROHI.PK) (the “Company”) today reported that net revenues for the second quarter ended June 30, 2003 were $145.7 million, a decrease of 6.0% versus net revenues of $155.0 million for the same period last year. The Company reported a net loss of $6.5 million for the second quarter as compared to net earnings of $7.4 million in the second quarter of 2002. Diluted loss per share was $(0.26) for the quarter ended June 30, 2003.

For the six months ended June 30, 2003, net revenues were $298.3 million, a 3.7% decrease over pro forma net revenues of $309.7 million for the six months ended June 30, 2002. Net revenues for the six months ended June 30, 2002 are presented on a pro forma basis because our predecessor, Rotech Medical Corporation, was the reporting entity in the first quarter of 2002, prior to transferring substantially all of its assets to Rotech Healthcare Inc., the successor reporting entity for the second quarter of 2002. The net loss for the six months ended June 30, 2003, was $1.1 million compared to a pro forma net loss of $125.9 million for the six months ended June 30, 2002. Included in the prior year operating results for this time period were reorganization items of $183.5 million, the majority of which related to fresh-start reporting adjustments, and an extraordinary gain on debt discharge of $20.4 million. As a result of adopting fresh-start reporting and emerging from bankruptcy, historical financial information may not be comparable with financial information for those periods after emergence from bankruptcy. Diluted loss per share was $(0.05) for the six months ended June 30, 2003.

During the second quarter ended June 30, 2003, management completed an assessment of the depreciation estimates made on April 1, 2002 related to long-lived assets acquired from its predecessor, Rotech Medical Corporation. Based on information now available, the Company has revised its depreciation policy for these assets from an aggregate of four years from the date acquired from Rotech Medical, to depreciating the assets over a period ending five years from the date the assets were originally acquired by our predecessor. The revised estimates on depreciable lives for approximately $138 million of rental property was necessary to more closely match the replacement rates of rental property acquired with its specific useful remaining life. As a result of this current period change in depreciation estimate, the Company recognized approximately $27.8 million in additional depreciation expense which has been included as a component of cost of sales.

Respiratory therapy equipment and services revenues represented 83.7% of total revenue for the second quarter, versus 78.0% for the second quarter of last year. The increase in respiratory revenues reflects the Company’s focus on its oxygen concentrator and nebulizer medication businesses.

Durable medical equipment (DME) revenues represented 15.1% of total revenue in the second quarter, versus 20.0% for the same period last year.

The Company views earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. These performance measures should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from this benchmark are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, the benchmarks as presented may not be comparable to other similarly titled measures of other companies. EBITDA was $44.2 million for the quarter ended June 30, 2003, versus $39.8 million for the quarter ended June 30, 2002.

Set forth below is a comparable reconciliation of the Company’s net earnings (loss) to EBITDA:

Comparable reconciliation of Net Earnings (Loss) to EBITDA (Dollars in Thousands)

	Three Months Ended June 30,
	2002	2003
Net earnings (loss)	$7,375	$(6,463)
Income taxes (benefit)	4,916	(5,024)
Interest expense	11,723	9,464
Depreciation & amortization	15,737	46,245

EBITDA	$39,751	$44,222

Philip L. Carter, President and Chief Executive Officer, commented that he is pleased with the progress of the restructuring plan and the emergence of a stronger financial model with EBITDA as a percent of revenue greater than 30% for the first time. In addition, strong cash flow kept DSO’s at 57 days and reduced net debt (debt less cash) to $419.0 million.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through over 500 operating centers, located principally in non-urban markets. Rotech’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid; the collectibility of the Company’s accounts receivable; changes in government regulation generally; compliance with various settlement agreements and corporate compliance programs established by the Company; the Company’s emergence from bankruptcy and its spin-off from its former parent company; compliance with confidentiality requirements with respect to patient information; and other factors. Rotech Healthcare Inc. does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Tables to Follow

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2002	June 30, 2003
Assets

Current assets:
Cash and cash equivalents	$28,012	$29,308
Accounts receivable, net	97,418	92,061
Other accounts receivable	2,066	2,218
Inventories	21,447	10,006
Other current assets	8,404	15,922

Total current assets	157,347	149,515

Property and equipment, net	217,364	188,134
Identifiable intangible assets, net	18,966	18,351
Other goodwill	2,316	10,100
Reorganization value in excess of value of identifiable assets—goodwill	668,923	668,939
Other assets	26,290	16,818

	$1,091,206	$1,051,857

Liabilities and Stockholders’ Equity

Current liabilities:
Accrued liabilities	$74,877	$67,466
Current portion of long term debt	1,799	1,499

Total current liabilities	76,676	68,965

Deferred tax liabilities	14,987	14,987
Priority tax claim	8,957	8,651
Long term debt, less current portion	476,714	446,501
Series A Convertible Redeemable Preferred Stock	5,346	5,571

Stockholders’ equity:

Common stock	2	2
Additional paid-in capital	494,998	494,998
Retained earnings	13,526	12,182

Total stockholders’ equity	508,526	507,182

	$1,091,206	$1,051,857

Rotech Healthcare Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Predecessor Company	Successor Company
	Three Months Ended March 31, 2002	Three Months Ended June 30, 2002	Three Months Ended June 30, 2003	Six Months Ended June 30, 2003
Net revenues	$154,750	$154,993	$145,707	$298,285

Cost of net revenues:
Product and supply costs	22,513	23,141	18,990	40,352
Patient service equipment depreciation	12,147	12,863	43,168	57,235

Total cost of net revenues	34,660	36,004	62,158	97,587

Gross profit	120,090	118,989	83,549	200,698

Costs and expenses:

Selling, distribution and administrative	88,099	89,920	80,194	173,012
Provision for doubtful accounts	3,661	3,811	5,378	9,938

Total costs and expenses	91,760	93,731	85,572	182,950

Operating income (loss)	28,330	25,258	(2,023)	17,748

Interest (income) expense, net	(17)	11,723	9,464	19,693

Earnings (loss) before reorganization items, income taxes and extraordinary items	28,347	13,535	(11,487)	(1,945)

Reorganization items	182,291	1,244	—	—

(Loss) earnings before income taxes and extraordinary items	(153,944)	12,291	(11,487)	(1,945)

Federal and state income (benefit) taxes	(203)	4,916	(5,024)	(826)

(Loss) earnings before extraordinary items	(153,741)	7,375	(6,463)	(1,119)

Extraordinary gain on debt discharge	20,441	—	—	—

Net (loss) earnings	(133,300)	7,375	(6,463)	(1,119)

Accrued dividends on redeemable preferred stock	—	120	113	225

Net (loss) earnings available for common stockholders	$(133,300)	$7,255	$(6,576)	$(1,344)

Net earnings per common share – basic		$0.29	$(0.26)	$(0.05)

Net earnings per common share – diluted		$0.29	$(0.26)	$(0.05)

Weighted average shares outstanding – basic		25,000,000	25,000,000	25,000,000

Weighted average shares outstanding – diluted		25,200,000	25,221,960	25,201,269

ROTECH HEALTHCARE INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(Dollars in Thousands)

	Predecessor Company	Successor Company
	Three Months Ended March 31, 2002	Three Months Ended June 30, 2002	Three Months Ended June 30, 2003	Six Months Ended June 30, 2003
Net (loss) earnings	$(133,300)	$7,375	$(6,463)	$(1,119)

Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:

Provision for doubtful accounts	3,661	3,811	5,378	9,938
Reorganization items	182,291	1,244	—	—
Depreciation and amortization	14,986	15,737	46,245	63,164
Deferred income taxes	—	(2,560)	—	(16)
Extraordinary gain on debt discharge	(20,441)	—	—	—
Net change in operating assets and liabilities	(13,859)	6,391	(11,130)	(7,987)

Net cash provided by operating activities	33,338	31,998	34,030	63,980

Net cash used by reorganization items	(8,848)	(1,244)	—	—

Net cash provided by operating activities and reorganization items	24,490	30,754	34,030	63,980

Cash flows from investing activities:
Purchases of property and equipment	(15,299)	(16,340)	(17,618)	(32,656)
Business acquisitions	—	(1,375)	—	(1,873)
(Increase) decrease in other assets	(6,929)	(1,496)	2,186	2,664

Net cash used in investing activities	(22,228)	(19,211)	(15,432)	(31,865)

Cash flows from financing activities:
Net proceeds from long term borrowings (payments)	483,040	(500)	(20,063)	(30,513)
Debt issuance costs	16,960	—	—	—
Payments of liabilities subject to compromise/priority tax claim	(27,932)	—	(13)	(306)
Net proceeds from sale/lease back of vehicles	10,191	—	—	—
Distributions to parent company, net	(487,804)	—	—	—

Net cash used in financing activities	(5,545)	(500)	(20,076)	(30,819)

(Decrease) increase in cash and cash equivalents	(3,283)	11,043	(1,478)	1,296

Cash and cash equivalents, beginning of period	4,970	1,687	30,786	28,012

Cash and cash equivalents, end of period	$1,687	$12,730	$29,308	$29,308